Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-196149 on Form S-8 of Geospace Technologies Corporation of our report dated November 20, 2020 relating to the consolidated financial statements and financial statement schedule of Geospace Technologies Corporation appearing in this Annual Report on Form 10-K of Geospace Technologies Corporation for the year ended September 30, 2020.

/s/ RSM US LLP

Houston, Texas

November 20, 2020